Exhibit 4.62
AMENDMENT NO. 1 TO SERIES 2010-1 SUPPLEMENT
THIS AMENDMENT NO. 1, dated as of May 3, 2013 (the “Amendment”), is made to amend the Series 2010-1 Supplement, dated as of June 28, 2010 (as amended, supplemented or otherwise modified from time to time, the “Supplement”), between TAL ADVANTAGE IV LLC, as issuer (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”).
W I T N E S S E T H:
WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Supplement;
WHEREAS, the parties desire to amend the Supplement in order to modify certain provisions of the Supplement;
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Supplement.
Section 2.    Amendments to the Supplement. Pursuant to Section 705 of the Supplement, effective on the date hereof, following the execution and delivery hereof,
(a)    The definition of “Series 2010-1 Note Interest Payment” in Section 101 of the Supplement is hereby amended and restated in its entirety as follows:
“Series 2010-1 Note Interest Payment” means, for each Series 2010-1 Note on each Payment Date, an amount equal to the product of (i) (x) for each Interest Accrual Period to and including the Interest Accrual Period ending on April 21, 2013, five and one-half of one percent (5.50%), and (y) for each Interest Accrual Period occurring after April 21, 2013, three and one-quarter of one percent (3.25%), (ii) the Series 2010-1 Note Principal Balance on the immediately preceding Payment Date and (iii) a fraction, the numerator of which is the actual number of days elapsed in such Interest Accrual Period and the denominator of which is 360.”
(b)    Section 205(b) of the Supplement is hereby amended by replacing the words “July 2013” with the words “July 2015”.
Section 3.    Representations and Warranties. Each of the parties hereto hereby confirms that each of the representations and warranties set forth in the Supplement made by such party are true and correct as of the date first written above with the same effect as though each had been made by such party as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates.

(b)    The Issuer hereby confirms that each of the conditions precedent to the amendment to the Supplement have been, or contemporaneously with the execution of this Amendment will be, satisfied.
Section 4.    Effectiveness of Amendment.
(a)    This Amendment shall become effective as of the date (the “Effective Date”) that each of the following conditions shall have been satisfied or waived by the applicable parties:
(i)    This Amendment shall have been executed and delivered by the Issuer, the Indenture Trustee and approved by each of the Series 2010-1 Noteholders;
(ii)    Each Rating Agency, the Transition Agent and each Hedge Counterparty shall have received ten (10) Business Days prior written notice of this Amendment, such notice setting forth in general terms the substance of this Amendment;
(iii)    The parties hereto (other than the Issuer) shall have received an Officer’s Certificate of the Issuer with respect to the satisfaction of the conditions precedent set forth in this Section 4(a); and
(iv)    The Indenture Trustee shall have received (if requested) an Opinion of Counsel stating that all conditions precedent specified in the Indenture and the Supplement for the execution of this Amendment shall have been satisfied.
(b)    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(c)    On and after the Effective Date, (i) this Amendment shall become a part of the Supplement and (ii) each reference in the Supplement to “this Supplement”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Supplement shall mean and be a reference to such Supplement, as amended or modified hereby.
(d)    Except as expressly amended or modified hereby, the Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
Section 5.    Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Section 6.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT WITHOUT REFERENCE TO NEW YORK’S CONFLICTS OF LAW PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

TAL ADVANTAGE IV LLC
By: TAL International Container Corporation, its Manager

By:
Name:
Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By:
Name:
Title:

Amendment No. 1
to the Series 2010-1 Supplement
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